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                                                                   Exhibit 10.44


                                COMMERCIAL LEASE

      From the office of:
      Lakin, Solomon & Gold
      Ten Laurel Avenue
      Wellesley Hills, MA 02481

1.    PARTIES

Sixty-Five Lafayette Road, LLC, a Massachusetts limited liability company, having an usual place of business at Two Wells Avenue, Newton, Massachusetts 02459, LESSOR, does hereby lease to RoweCom, Inc., a Massachusetts corporation having an usual place of business at 15 Southwest Park, Westwood, Massachusetts 02090, LESSEE, which expression shall include the successors, executors, administrators, and assigns of the LESSOR and the LESSEE, where the context so admits, the following described premises:

2.    DEMISED PREMISES

The demised premises consists of the entire parcel of land containing approximately 2.94 acres of land together with the building (the "Building") and all improvements (the "Improvements") thereon (the Land, Building and Improvements together hereinafter referred to as the "Demised Premises"), being now known as and numbered 15-17 Southwest Park, Westwood, Norfolk County, Massachusetts. The Demised Premises is more particularly described in a copy of a deed hereto and marked "Exhibit A".

3.    SALE/LEASE BACK - CONDITION OF THE DEMISED PREMISES

This Lease has been entered into pursuant to a sale/lease back transaction by and between the LESSEE, as the Seller of the Demised Premises, and the LESSOR, as the Purchaser thereof. Because the LESSEE has owned and has occupied, and continues to occupy, the Demised Premises, the LESSEE is aware of the condition of the Demised Premises and the LESSEE agrees to lease the Demised Premises in its present state and condition and will not look to the LESSOR for any repairs, replacements or renovations thereto prior to the Commencement Date (as hereinafter defined).

4.    TERM

The term (the "Term") shall be for seven (7) years, commencing on the date when the LESSOR requires record title to the Demised Premises from the LESSEE (the "Commencement Date") and ending on December 31, 2007.

5.    BASE RENT

The LESSEE shall pay to the LESSOR the annual base rent (the "Base Rent") in the amount of $575,780.00 (41,122 s.f. X $14.00 p/s/f), during each of the first three (3) years of the Term, the Base Rent to be payable in advance in monthly installments of $47,975.67 on the first (1st) day of each and every month commencing on the Commencement Date (which first monthly installment

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shall be paid on the Commencement Date and prorated if the Commencement Date occurs after the first (1st) day of the month) and continuing until December 31, 2003. The annual Base Rent for the fourth (4th) and fifth (5th) years of the Term shall be in the amount of $585,988.50 (41,122 s.f. x $14.25 p/s/f), the Base Rent to be payable in advance in monthly installments of $48,832.38, beginning on January 1, 2004 and continuing until December 31, 2005. The annual Base Rent for the sixth (6th) and seventh (7th) years of the Term shall be in the amount of $596,269.00 (41,122 s.f. X $14.50 p/s/f), the Base Rent to be payable in advance in monthly installments of $49,689.08, beginning on January 1, 2006 and continuing until December 31, 2007. All payments of rent shall be made by LESSEE to the LESSOR without notice or demand at such place as LESSOR may from time to time designate. Rent paid after the fifth (5th) day of each month shall be considered delinquent and, in such event, the LESSEE will pay the LESSOR as additional rent a sum equal to five percent (5%) of the total monthly rent due. Any acceptance of rent after the date payment is due shall not be a waiver of the rights of the LESSOR to require that future payments made in the manner and at the times herein specified.

6.    ADDITIONAL RENT

In addition to the Base Rent, the LESSEE shall begin to pay to the LESSOR ("Additional Rent"), on the first (1st) day of each and every month beginning on the first (1st) day of January, 2001 and continuing during the balance of the Term of this Lease. LESSEE shall pay for all costs and expenses incurred or expected to be incurred by the LESSOR in connection with the Demised Premises (the "Operating Costs"). The LESSOR shall provide the LESSEE with the amount of the Operating Costs as soon as practicable after the beginning of each calendar year, shall estimate the total Operating Costs for the then current year (which shall be based both on actual experience and anticipated changes) and shall notify the LESSEE in writing of the LESSEE'S share which shall be payable in equal monthly installments during the then current year, retroactive to January 1 of the then current year. At such time, the LESSOR shall also determine the actual Operating Costs for the preceding year and shall provide LESSEE with an accounting thereof, and in the event that it is determined that the LESSEE has either overpaid or underpaid during the preceding year, the LESSEE'S payments each month for the then current year will be decreased proportionally to reimburse the LESSEE for such overpayment or increased proportionally to reimburse the LESSOR for such underpayment. The LESSOR, from time to time, and at any time, during the course of any year, upon presentation of supporting documentation, may readjust the LESSEE'S monthly payments of additional rent, such adjustment to take effect beginning as of the first (1st) day of the month following thirty (30) days written notification by the LESSOR to the LESSEE, which readjustment shall be based on actual or anticipated changes in a) taxes and b) Operating Costs for the then current year that were not included in the original estimate for such year.

Upon the execution of this Lease, the LESSEE shall also pay to the LESSOR one half (1/2) of the annual premiun for flood insurance (estimated to be $23,000.00 per year) and shall continue to pay one twelfth (1/12th) of the entire annual premium each month as Additional Rent. In the event that the estimated amount shall prove to be either too large or too small an appropriate adjustment shall be made between the parties. After the expiration of one (1) year, provided that there is no default by the LESSEE under the provisions of this LEASE, the LESSEE shall not be required to make payments on account of the annual premium for flood insurance, for a period of six (6) months.


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The parties will cooperate with each other to attempt to secure a reduction in the flood hazard insurance premium and to secure the best rate, the costs of such action to be shared by the parties annually.

For purposes of this paragraph, Operating Costs shall include the following LESSOR'S costs, expenses and charges incurred in connection with the Demised
Premises: a) real estate taxes including betterment assessments, b) insurance premiums including hazard, liability and rent interruption insurance and, if required, flood hazard insurance, c) water and sewer use charges (if paid by the LESSOR,, d) management fees in the amount of seven thousand dollars per ($7,000.00) year; and e) the LESSEE'S proportionate share of any capital expenditures made by the LESSOR as required under Paragraph 11 of this Lease.

In the event that the LESSEE occupies the Premises for a period which does not include an entire Year, there shall be an appropriate adjustment made between the LESSOR and the LESSEE.

LESSEE, upon written notice to LESSOR, shall have the right, at LESSEE'S sole cost and expense, to examine the LESSOR'S records and computations used to establish the Operating Costs, such examination to be at least five (5) business days after receipt of such notice and to be at such reasonable time and place so as not to unreasonably interfere with the business of the LESSOR. If the discrepancy exceeds five per cent (5%) in the amount so charged to the LESSEE, which discrepancy results in an overcharge to LESSEE, then the LESSOR shall pay the reasonable cost of the LESSEE'S examination. In the event that the LESSEE'S said examination discloses that there is a discrepancy in the amount of the Operating Costs charged to the LESSEE, the LESSOR shall immediately repay to the LESSEE any amount that the LESSEE had been overcharged.

7.    SECURITY DEPOSIT DUE UPON EXECUTION

A security deposit in the amount of $200,000.00 shall be paid upon the execution of this Lease. At the sole option of the LESSOR, the obligation to provide a security deposit may be satisfied by the LESSEE securing and depositing with the LESSOR, an irrevocable letter of credit (the "LOC"), issued by a major a Boston area bank or banking institution, and containing provisions that shall be satisfactory to the LESSOR. If a LOC is issued and accepted by the LESSOR, the LESSEE shall have the obligation to insure that the LOC remains in full force and effect during the Term and the failure to do so, shall be deemed to be a default under the provisions of this Lease. Provided that the LESSEE has fulfilled its obligations under this Lease and does not owe the LESSOR any monies under the provisions of this Lease, the LESSOR, shall return the LOC to the LESSEE within ten (10) days after such termination. If the LESSEE owes the LESSOR any such monies which are less than the face amount of the LOC, the LESSOR, upon payment of such lesser amount by the LESSEE, shall then immediately return the LOC to LESSEE. In the event that the LESSOR shall agree that the security deposit may be made in cash instead of by a LOC, the LESSOR and the LESSEE hereby agree that, in the event of default by the LESSEE under the provisions of this Lease, the security deposit shall be considered to be prepaid rent and can thereafter be immediately applied against future rent.


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8.    UTILITIES

The LESSEE shall separately pay the cost of all electricity, gas and telephone charges used on the Demised Premises for any purpose, including heat and air conditioning, which shall be paid for directly by the LESSEE.

9.    USE OF PREMISES

The LESSEE shall use the Demised Premises for any legally permitted general office and such related purposes as permitted by the Westwood zoning ordinances and restrictions which may be applicable to the Demised Premises. The LESSOR makes no representations or warranties as to the Westwood zoning ordinances or as to any applicable restrictions. No activity on the Demised Premises shall be conducted in an unlawful, improper, noisy or offensive manner, or contrary to any applicable law, ordinances, rules, regulations or restrictions. In addition, the LESSEE shall a) not store any hazardous substances (as defined in all applicable federal and state laws, ordinances, rules and regulations) on the Demised Premises except in full compliance with all applicable environmental laws, rules and regulations and consistent with the LESSEE'S business operations, b) shall not dump, flush or in any way introduce hazardous substances or any other toxic substances into the sewage or other waste disposal systems serving the Demised Premises except in full compliance with all applicable environmental laws, rules and regulations and consistent with the LESSEE's business operations, c) shall, if required by any applicable federal and state laws, ordinances, rules and regulations keep the Demised Premises equipped with all safety appliances and aids for the handicapped made applicable to the Demised Premises by its specific use or manner of operations and d) shall not use or permit any use of the Demised Premises which may invalidate or increase the premiums for any insurance covering the Demised Premises. If the LESSEE'S use of the Demised Premises shall result in an increase in the premiums for any such insurance, the LESSEE shall pay the entire amount of such increase.

10.   MAINTENANCE OF AND CONDITION OF THE PREMISES BY LESSEE

The LESSEE shall have the sole responsibility for the entire maintenance, repair and upkeep of the interior and exterior of the Demised Premises, including structural repairs but excluding only any structural or systems replacements which are to be performed by the LESSOR in accordance with Paragraph 11 of this Lease (for which the LESSEE shall pay its proportionate share as Additional Rent as provided in Paragraph 6 of this Lease and as computed in Paragraph 11 and including within such sole responsibility of LESSEE without limitation a) all plumbing, lighting and other fixtures included within and exclusively serving the Demised Premises, b) all interior surfaces of doors, windows and walls, c) all partitions and floors (which repairs are not structural in nature), d) all heating, air conditioning and other machinery, appliances, utility installations, pipes, wires, connections, boxes and meters and any and all other such appliances and accessories, e) the exterior of all components of the Building including, but not limited to, the roof, exterior walls, exterior windows and doors and f) all other Improvements including, but not limited to, the parking areas and walkways. The LESSEE shall also be responsible for the landscaping and snow removal. The LESSEE shall not be responsible for any damage caused by or due to the negligence of the LESSOR, its agents, servants or employees.

In the event of damage to the Demised Premises, the LESSEE shall use the insurance proceeds to repair such damage.


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The LESSEE fails to keep and maintain the Demised Premises in good condition and repair, and such failure continues for thirty (30) days after written notice thereof, except where a shorter period is reasonably required because of an emergency, the LESSOR, may, in its discretion, enter Demised Premises and make such repairs and the LESSEE shall pay to the LESSOR, within thirty (30) days after the LESSOR has provided proof to the LESSEE of payment for such repairs, the amount so expended together with interest thereon at the rate of ten percent (10%) per annum.

The LESSEE shall not permit the Demised Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste.

The LESSEE may make structural or non-structural alterations or additions (together the "Alterations") to the Demised Premises without the prior written consent of the LESSOR so long as such Alterations do not exceed $50,000.00; but may only make Alterations to the Demised Premises exceeding $50,000.00 if the LESSEE shall first secure the written consent of the LESSOR, which consent may not be unreasonably denied, withheld, conditioned or delayed by the LESSOR provided that a) the LESSEE has provided the LESSOR with complete plans and specifications, b) the LESSEE has provided the LESSOR with evidence that it has sufficient funds to complete the renovations, c) the LESSEE shall secure lien waivers from all contractors and subcontractors, d) the LESSEE shall secure all necessary permits and approvals, e) the quality and design of the alterations or additions shall be in keeping with the Building and f) if assent from any mortgagee is required, such assent shall have been given. All such alterations which the LESSEE undertakes shall be the LESSEE'S sole responsibility and at the LESSEE'S sole cost and expense, a) shall be constructed in accordance with the plans and specifications that have been submitted to and approved by the LESSOR,
b) shall be covered by appropriate insurance, c) shall be properly permitted, d) shall be made in accordance with all applicable laws, ordinances and restrictions and e) shall be of quality at least equal to the present construction. The LESSEE shall not permit any mechanic's liens, or similar liens, to attach to or to remain upon the Demised Premises for labor and material furnished to the LESSEE or claimed to have been furnished to the LESSEE in connection with work of any character performed or claimed to have been performed at the direction of the LESSEE and the LESSEE shall cause any such lien to be released of record, or released by providing a bond forthwith, without cost to the LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy.

11.   STRUCTURAL AND SYSTEMS REPLACEMENTS BY LESSOR

The LESSOR shall have the responsibility only for the replacement of all structural components to the Building and building systems including the replacement of the HVAC and other such systems and mechanical components and the resurfacing of the parking and walkway areas which such replacements are generally treated as capital expenses and amortized over the useful life of the replacement (the "Landlord Replacements"). In the event of damage by fire and other casualty fully covered by insurance the LESSOR shall use the insurance recovered to repair such damage. The LESSEE shall pay, as additional rent, its proportionate share of the cost or the Landlord Replacements, such share to be computed in accordance with the following example: if the useful life of a Landlord Replacement is twenty (20) years, the LESSEE shall pay one twentieth (1/20 ) of the cost each year beginning in the year such replacement is made and continuing until the end of the term of this Lease. If the replacement is made during the course of a year, the payment by the LESSEE shall be apportioned accordingly.


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If the LESSOR fails to make such Landlord Replacements required and such failure continues for twenty (20) days after written notice thereof to the LESSOR, the LESSEE may, unless the LESSOR has already undertaken to cure such failure, cause such repairs to be made and the LESSOR agrees to pay to the LESSEE, within thirty (30) days after the LESSEE provides proof of payment for such repairs, the amount so expended together with interest thereon at the rate of ten percent (10%) per annum. Any such amounts due from the LESSOR to the LESSEE may not be offset against the Base Rent or Additional Rent to be paid by the LESSEE to the LESSOR unless specifically permitted by the LESSOR in writing but there shall be a fair and appropriate abatement of the Base Rent and the Additional Rent if the LESSOR fails to make such Landlord Replacements within said twenty (20) days after written notice. Such abatement shall be based on the portion of the Demised Premises which is unusable due to the LESSOR'S failure to make such Landlord Replacements.


12.   SIGNAGE

LESSEE shall be be entitled to place signs on the Demised Premises provided that
a) such sign is generally in keeping with other such signs in the area and b) is in compliance with local ordinances. The cost for LESSEE'S exterior signs, and the continued maintenance thereof, shall be the LESSEE'S sole responsibility and cost. The LESSEE shall also be entitled to place signs in the interior of the Building, at its sole cost and expense.

14.   LESSEE'S LIABILITY INSURANCE

The LESSEE shall procure and maintain in force at its expense during the term of this lease and any extension thereof, comprehensive public liability insurance with companies licensed to do business in Massachusetts and reasonably acceptable to the LESSOR. Such coverage shall be adequate to protect against public liability for damage claims through public use of or arising out of accidents occurring in or around the Demised Premises, in a minimum amount of no less than two million dollars ($2,000,000) for each occurrence and in the minimum amount of three million dollars ($3,000,000) in the aggregate and three hundred thousand dollars ($300,000) for property damage. All such insurance policies shall provide coverage for contingent liability of the LESSOR on any such claims or losses and shall name the LESSOR and the LESSEE, as additional insureds, as their interests may appear. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance shall provide that such policies shall not be canceled without at least twenty (20) days prior written notice to each insured and additional insured named therein.

14.1  LESSOR'S INSURANCE

The LESSOR shall procure and obtain in force during the term of this Lease, insurance covering the Demised Premises insuring against loss by fire and other casualties as are generally included in the so called "all risk" coverage, in an amount adequate to rebuild the Building and Improvements, and also providing such additional coverages that are commonly included in policies insuring property similar to the Demised Premises including, but not limited to, coverage for loss of rental income. If required, the LESSOR shall also obtain flood hazard insurance. The Building and Improvements shall be revauled periodically for determining the amount of coverage required to


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rebuild same. All such policies shall provide that they shall not be cancelled without at least twenty (20) days prior written notice to the LESSOR and to the LESSEE. The LESSOR shall deposit with the LESSEE certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the exopiration of such policies.

15.   ASSIGNMENT AND SUBLETTING

The LESSEE shall not assign this Lease or sublet the whole or any part of the Premises, or permit the whole or any part of the Premises to be used by any other party, without having first received the Lessor's prior written consent, which consent may not be unreasonably withheld, denied, conditioned or delayed by the LESSOR provided that all of the following conditions are met: a) the proposed assignee or sublessee (together the "PA") shall be creditworthy and shall have a financial worth which will enable it to fulfill its obligations under this Lease or the sublease, as the case may be; b) that the PA shall have a generally good reputation; c) that the PA shall not use the Premises for any purpose which shall not be permitted by any law, ordinance, regulation or restriction or which shall be incompatible with the other tenants in the Building; and c) that, if required, such assignment shall be approved by a mortgagee holding a mortgage covering the Demised Premises. A change in the ownership of the LESSEE or a sale of the LESSEE'S business that results in a change of control as presently exists shall not constitute an assignment of the Lease for purposes of this paragraph. In the event that the LESSOR shall consent to an assignment or subletting, the assignee or sublessee shall assume all of the obligations of the LESSEE under this Lease and the LESSEE and the guarantor of the LESSEE'S performance of its obligations under this Lease, if any, shall continue to remain jointly and severally liable to the LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this Lease.

In the event the LESSOR shall approve of any subletting or assignment of this Lease, for which the rent is increased above the Base Rent as set forth in this Lease, then one half (1/2) of such increase, after deducting the LESSEE'S reasonable and necessary costs of procuring such sublessee or assignee, shall be paid to the LESSOR by the LESSEE, assignee or subtenant on the same dates that the payment of the Base Rent is due under the provisions of this Lease. Any failure to make such additional payment shall be considered to be, and shall be treated the same as, a default in the payment of the Base Rent and Additional Rent under this Lease.

16.   SUBORDINATION TO MORTGAGES

This Lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage (together the "Mortgage"), existing prior to or placed subsequent to the date of the execution of this Lease. The LESSEE shall, upon the request of the LESSOR, promptly execute and deliver all such instruments as may be appropriate to subordinate this Lease, or to confirm that it is subordinate, to any such Mortgage. The LESSOR shall obtain an agreement from the holder of any such Mortgage that the LESSEE shall remain undisturbed under this Lease in the event of foreclosure or transfer of the Demised Premises by deed in lieu of foreclosure if the LESSEE is not in default under any of the terms and provisions of this Lease.

17.   LESSOR'S ACCESS

The LESSOR or its agents, servants or employees may, at reasonable times, and upon reasonable prior notice, except in the event of an emergency, enter to view the Demised Premises and may,


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object to the LESSEE'S obligations to make repairs set forth in Paragraph 10 of this Lease, make repairs and alterations as the LESSOR should reasonably elect to do provided that such repairs do not interfere with the LESSEE'S use thereof and, at any time within twelve (12) months before the expiration of the Term of this Lease, may show the Demised Premises to others, for the purpose of selling or renting same, may affix to any suitable part of the Demised Premises a notice for letting the Demised Premises or a portion or portions thereof, and keep the same so affixed without hindrance or molestation.

18.   INDEMNIFICATION

The LESSEE shall save the LESSOR harmless from and against any and all loss and damage occasioned by or resulting from LESSEE'S failure to maintain or repair any portion of the Demised Premises for which it is responsible as set forth in this Lease or from any nuisance made or suffered on the Demised Premises or from the negligence of the LESSEE or any of its agents, servants or employees unless in any or all such instance(s) such loss is caused by the neglect or actions of the LESSOR

The LESSOR shall save the LESSEE harmless from and against any loss and damage occasioned by the LESSOR'S negligence or failure to make Landlord repairs for which the LESSOR is responsible as set forth in this Lease, or from the negligence of the LESSOR or any of its agents, servants or employees while on the Demised Premises unless such loss is caused by the neglect or actions of the LESSEE.

19.   FIRE AND CASUALTY

Should a substantial portion of the the Building, be materially damaged by fire or other casualty, the LESSOR shall repair the damage. If, despite reasonable efforts of the LESSOR, the Building cannot be restored to a useable condition within two hundred seventy (270) days after the occurrence of the damage, the LESSEE, upon written notice to the LESSOR, may elect to terminate this Lease. In any event, however, during the last one (1) year of the Term of this Lease, the LESSOR may, in its sole discretion, terminate this Lease, unless the LESSOR and the LESSEE shall otherwise mutually agree. The Base Rent and the Additional Rent shall be apportioned (based on the portion of the Demised Premises which is usable for the LESSEE'S normal business operations after the occurrence of a casualty) and paid to the date of the termination of this Lease. LESSEE shall have the right to terminate this Lease unless LESSOR gives written notice to LESSEE within forty-five (45) days of such fire or other casualty, that LESSOR intends to restore and reasonable anticipates that such restoration can be completed within two hundred seventy (270) days after the occurrence of such damage. When such fire or other casualty renders the Building substantially unsuitable for its intended use. The LESSEE shall be required to pay the Base Rent and the Additional Rent and other sums due hereunder only for the portion of the Demised Premises that is usable for the LESSEE'S normal business operations after the occurrence of the fire or other casualty until the reconstruction is substantially complete.

20.   EMINENT DOMAIN

If the entire Demised Premises is taken under the power of eminent domain, this Lease shall terminate as of the date that the LESSOR'S title has been divested by such taking authority and the Base rent and the Additional Rent shall be apportioned as of that date.


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In the event that only a portion of the Demised Premises shall be taken, if such taking is "substantial" as hereinafter defined, the LESSEE may by delivery of notice in writing to the LESSOR within sixty (60) days following the date on which a portion of LESSOR's title has been divested by such authority, terminate this Lease. "Substantial" shall be defined to mean any taking which a) results in the loss of reasonable access to the entrances of the Demised Premises; b) results in the loss to the LESSEE of a material portion of the Demised Premises; or c) results in a substantial and material loss of facilities of the Demised Premises.

If the LESSEE elects not to terminate this Lease as aforesaid, this Lease shall be unaffected by such taking except that the rent shall be reduced equitably based upon the portion of the Demised Premises which is usable after the LESSOR'S title has been divested by the taking authority. In the event that only a portion of the Demised Premises shall be taken and this Lease is not terminated as hereinabove provided, the LESSOR will, with reasonable diligence, if adequate funds are available to it from the taking authority and permitted to be so used by any mortgagee, restore the remaining portion of the Demised Premises as nearly as possible to the same condition as it was prior to the such taking. If such adequate funds are not available to LESSOR, and LESSOR elects not to so restore the Property, either party may terminate this Lease upon written notice to the other.

The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Demised Premises for any taking by eminent domain, except for damage to the LESSEE's fixtures, property, or equipment. LESSEE may make a separate claim for its leasehold interest and moving expenses.

21.   DEFAULT AND BANKRUPTCY

In the event that:

(a) The LESSEE shall default in the payment of any installment of Base Rent, Additional Rent or other sum due LESSOR as provided herein and such default shall continue for ten (10) days after written notice from Lessor, provided that no such written notice shall be required if there shall have been more than two
(2) such defaults within one (1) calendar year; or

(b) The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within sixty (60) days after the receipt of written notice thereof or if such default cannot reasonable be cured within sixty (60) days, such additional time as is necessary to effect the cure, provided LESSEE has and continues to use all due diligence to effect the cure; or

(c) The LESSEE shall be declared a bankrupt or insolvent according to law, or if any assignment shall be made of LESSEE'S property for the benefit of creditors; or

(d) If a lien or other involuntary encumbrance in a material sum is filed against tenant's leasehold and is not discharged or bonded off within sixty (60) days;

then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Demised Premises, to declare the term of this Lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall remain fully responsible for all rent and other payments which the LESSOR was entitled to receive during the balance of the term. In such event the LESSOR agrees to use reasonable efforts to mitigate the LESSEE'S damages which mitigation


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shall take into account the rents which the LESSOR may thereafter receive from any reletting of the Demised Premises after deducting all costs associated therewith. Upon the occurrence of a default by the LESSEE, the LESSOR, without being under any obligation to do so and without thereby waving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditure or incurs any obligations for the payment of money in and enforcing its rights under this Lease, whether or not suit has been instituted and including prosecuting and defending any action related thereto, such sums paid or obligations incurred, including but not limited to reasinable attorney's fees, with interest at the rate often percent per annum (10%) and costs, shall be paid to the LESSOR by the LESSEE as Additional Rent.

If any sections of this Lease specify a grace or other period for certain occurrances, which differ from the periods set forth in this section, the shorter period shall prevail.

Any and all rights and remedies which the LESSOR may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and two or more of such rights and remedies may be exercised at the same time against the LESSEE and also, if applicable, against any other assignee or sublessee insofar as permitted by law.

22.   NOTICE

Any notice from the LESSOR to the LESSEE relating to the Demised Premises or to the occupancy thereof, shall be deemed duly served, if left at the Building addressed to the LESSEE, or if mailed to the Building, by certified mail, return receipt requested, postage prepaid, addressed as follows:

      RoweCom, Inc.
      15 Southwest Park
      Westwood, MA 02090

      with a copy to:

      Richard A. Toelke, Esq.
      Bingham Dana LLP
      150 Federal Street
      Boston, MA 02110-1726

or at such other address as the LESSEE may from time to time advise in writing.

Any notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by certified mail, return receipt requested, postage prepaid, addressed to as follows:

      Sixty-Five Lafayette Road, LLC
      c/o Steven Sands
      2 Wells Avenue
      Newton, MA 02459


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

      with a copy to:

      Leonard S. Lakin, Esq.
      Lakin, Solomon & Gold
      10 Laurel Avenue
      Wellesley Hills, MA 02481

      with a copy to:

      Richard Mulligan
      Levco Management Corp.
      145 Rosemary Street, Suite E
      Needham, MA 02494

or at such other address as the LESSOR may from time to time advise in writing.

      Any such notices by the LESSOR to the LESSEE may be made by hand delivery to the Demised Premises, an officer or appropriate employee of the LESSEE to sign an instrument acknowledging receipt thereof.

23.   ESTOPPEL CERTIFICATES

Each party agrees, at any time, and from time to time, as requested by the other party, upon not less than ten (10) days prior written notice, to execute and deliver to the other party a written statement that this Lease has not been modified, is in full force and effect, certifying the dates when the base rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in the performance of any of that party's obligations under this Lease.

24.   FORCE MAJEURE

In any case where either party is required to do any act, the time for the performance thereof shall be extended by a period equal to any delay caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations or other causes beyond such party's reasonable control. This clause shall not be applicable to any payment of rent or other charges due from the LESSEE to the LESSOR or to any abatement rights of the LESSEE set forth in this Lease, unless as otherwise specifically set forth elsewhere in this Lease.

25.   HOLDING OVER

Should the LESSEE hold over in possession of the Demised Premises after the expiration of the Term of this Lease, such holding over shall not be deemed to renew this Lease or to extend the Term thereof, but this Lease shall continue as a tenancy from month to month upon the terms and conditions contained therein except that the monthly Base Rent shall be one hundred fifty percent (150%) of the Base Rent last payable by the LESSEE.

26.   SURRENDER

The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE's goods and effects from the Demised Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Demised Premises or the Building). If the LESSEE has made alterations to the Demised Premises which have been approved by the LESSOR in writing, the LESSEE shall not be required to reconfigure the Demised Premises to its configuration prior to such alteration. The LESSEE shall deliver to LESSOR the Demised Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Demised Premises, in good condition, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the Demised Premises, the LESSOR is hereby authorized, without liability to the LESSEE for loss or damage thereto, and at the sole risk of the LESSEE, to remove and store any of the property at the LESSEE's sole expense, or to retain same under the LESSOR's control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

27.   BUILDING ACCESS

The LESSEE shall have unlimited access to the Demised Premises, provided that the LESSEE shall in no way obstruct or hinder the rights of others entitled to access thereto.

28.   QUIET ENJOYMENT

The LESSEE, upon payment of all of the Base Rent, Additional Rent and other amounts which may be due to the LESSOR hereunder and upon the prompt and full performance of all the terms of this Lease, shall at all times during the Term thereof, peaceably and quietly enjoy the Demised Premises without any disturbance from the LESSOR or from any other person claiming through the LESSOR.

29.   RECORDING

The LESSOR and LESSEE agree that either party shall, at the time of the execution of this Lease, upon the request of the other, execute and deliver a Notice of Lease, in recordable form, containing such information as is set forth in the applicable statute.

30.   ENTIRE AGREEMENT

This Lease contains the entire and exclusive agreement between the parties relating to the Demised Premises, and may not be modified except by written instrument signed by both parties.

31.   MISCELLANEOUS PROVISIONS

A. This Lease shall be construed under the laws of the Commonwealth of Massachusetts. The use of headings is for convenience only.

B. The LESSOR and the LESSEE, to the extent possible, shall cause each Insurance policy carried by them to provide that the insurance carrier waives all rights of recovery by way of subrogation against the other party.

C. LESSEE specifically agrees to look solely to LESSOR'S interest in the Property for recovery of any judgment from LESSOR, it being specifically agreed that neither LESSOR nor trustee, beneficiary, agent or partner of LESSOR shall ever under any circumstances be personally liable for any such judgment or for the payment of any monetary obligation to LESSEE. The word "LESSOR" as used in this Lease shall mean only the owner for the time being of the landlord's interest in this Lease, and in the event of any transfer of the landlord's interest therein, the transferor shall cease to be liable for and shall be released from all liability for the performance and observance of any agreements or conditions on the part of LESSOR to be performed or observed subsequent to the time of such transfer, it being understood and agreed that from and after such transfer LESSEE shall look solely to the transferee for the performance and observance of such agreements and conditions.

D. This Lease may be signed in counterpart.

(THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 18th day of December, 2000.

                                        LESSOR:
                                        Sixty-Five Lafayette Road, LLC

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
Witness /s/ [ILLEGIBLE]                     Name:
                                            Title: Manager

                                        By: /s/ David Sands
                                            ------------------------------------
Witness /s/ [ILLEGIBLE]                     Name: David Sands
                                            Title: Manager


                                        LESSER
                                        RoweCom, Inc.

                                        By: /s/ Richard Rowe
                                            ------------------------------------
Witness                                     Name: Richard Rowe
                                            Title: President


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